Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (No. 333-79095 and 333-64292) on Form S-8 of our report dated June 11, 2008 appearing in the Annual Report on Form 11-K of PepsiAmericas, Inc. Hourly 401(k) Plan for the years ended December 31, 2007 and 2006.
/s/ PLANTE & MORAN, PLLC
Elgin, Illinois
June 12, 2008